EXHIBIT 99.1

MINDSPEED® APPOINTS JIM CAO AS
SENIOR VICE PRESIDENT OF OPERATIONS

NEWPORT BEACH, Calif., April 2, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the appointment of Jing (Jim) Cao as senior vice president of operations.

Cao’s experience spans fifteen years of increasing responsibility for semiconductor manufacturing operations in both integrated and fabless companies, including wafer foundry, assembly and test, production planning, purchasing and design technology. He will report directly to Raouf Halim, Mindspeed’s chief executive officer, and will be responsible for the company’s manufacturing and supply chain operations.

“Jim brings to Mindspeed a strong track record of success and broad experience in semiconductor manufacturing operations.  We welcome his expertise and leadership as we prepare Mindspeed for the growth in product shipments we expect in the years ahead,” said Halim.

Cao was most recently vice president of operations for Hoya/Xponent Photonics, a manufacturer of surface-mount optical network components.  Previously he spent more than five years as vice president of manufacturing and technology as well as director of assembly operations for Vitesse Semiconductor.  He joined Motorola’s optoelectronics group in 1993 as a staff manufacturing engineer and spent three years in China managing manufacturing operations for Motorola’s first joint-venture semiconductor factory.  Cao was appointed manager of assembly, test strategy and new product development for Motorola’s ON Semiconductor spinoff in 1999.  He holds M.E and M.S. degrees in industrial and mechanical engineering from Arizona State University.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier physical-layer and link-layer devices as well as ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com

Safe Harbor Statement

This press release contains statements relating to Mindspeed, and our future results, including certain projections and business trends, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties.  These risks and uncertainties include, but are not limited to: market demand for our new and existing products and our ability to increase our revenues; our ability to maintain operating expenses within anticipated levels; our ability to further generate cash; availability and terms of capital needed for our business; constraints in the supply of wafers and other product components from our third-party manufacturers; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; our ability to attract and retain qualified personnel; successful development and introduction of new products; our ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; our ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect our intellectual property, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.